Exhibit 4.2

THIS OPTION AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

                          WHITEWING ENVIRONMENTAL CORP.

                                    FORM OF
                      PLACEMENT AGENT UNITS PURCHASE OPTION

                               September 30, 2003

         This PLACEMENT AGENT UNITS PURCAHSE OPTION (the "Option") of Whitewing Environmental Corp., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"), is being issued pursuant to a private offering (the "Offering") of up to 250,000 units ("Units") at an offering price of $8.00 per Unit, each Unit consisting of one (1) share of the Company's Series A Convertible Preferred Stock, par value $.001 per share ("Series A Stock") and forty (40) Class A Common Stock Purchase Warrants ("Warrants");

         FOR VALUE RECEIVED, the Company hereby certifies that Maxim Group, LLC ("Maxim") and its successors and assigns (the "Holder") is entitled to purchase from the Company up to _______________ (_________)Units, at a purchase price per Unit equal to $10.00 (the "Unit Price"), subject to the terms, conditions and adjustments set forth below in this Option.

         1. Vesting of Option. This Option shall vest and become exercisable immediately upon issuance.

         2. Expiration of Option. This Option shall expire on September 30, 2008 (the "Expiration Date").

         3. Exercise of Option. This Option shall be exercisable pursuant to the terms of Section 3 hereof.

                  3.1 Manner of Exercise. This Option may only be exercised by the Holder hereof, in accordance with the terms and conditions hereof, in whole or in part with respect to any portion of the Option, during normal business hours on any day other than a Saturday or a Sunday or a day on which commercial banking institutions in New York, New York are authorized by law to be closed (a "Business Day") on or prior to the Expiration Date with respect to such portion of the Option, by surrender of this Option to the Company at its office maintained pursuant to Section 11.2(a) hereof, accompanied by an exercise notice in substantially the form attached as Exhibit A to this Option (or a reasonable facsimile thereof) duly executed by the Holder, together with the payment of the Unit Price. The Option must be accompanied by payment in full of the Unit Price in cash or by check for the amount of Units being purchased. The Unit Price may also be paid in full or in part at the election of the Holder: (i) in the form of Series A Stock owned by the Holder (based on the Fair Market Value (as defined below) of the shares of common stock, par value $.001, of the Company (the "Common Stock") into which such shares of Series A Stock are convertible on the trading day before the Option is exercised), (ii) in the form of shares of Series A Stock withheld by the Company from the shares of Series A Stock otherwise to be received upon exercise of this Option having a Fair Market Value (based on the shares Common Stock into which such shares of Series A Stock are convertible) on the date of exercise equal to the Unit Price of the Option, or (iii) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any shares surrendered to the Company is at least equal to such Unit Price.

                  For purposes of this Option, the term "Fair Market Value" means the closing price of publicly traded shares of the Common Stock on the principal securities exchange on which shares of Common Stock are listed (if the shares of Common Stock are so listed), or as determined by the Holder and the Company in a fair manner.

                  Alternatively, the Unit Price may be paid through a special sale and remittance procedure pursuant to which the Holder shall concurrently provide irrevocable instructions: (i) to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and to remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Unit Price payable for the purchased securities plus all applicable Federal, state and local income taxes required to be withheld by the Company by reason of such exercise, if any, and (ii) to the Company to deliver the certificates for the purchased securities directly to such brokerage firm in order to complete the sale.

                  3.2 When Exercise Effective. Each exercise of this Option shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Option shall have been surrendered to the Company as provided in Section 3.1 hereof, and, at such time, the corporation, association, partnership, organization, business, individual, government or political subdivision thereof or a governmental agency (a "Person" or the "Persons") in whose name or names any certificate or certificates for shares of Series A Stock and Warrants shall be issuable upon exercise as provided in
Section 3.3 hereof shall be deemed to have become the holder or holders of record thereof.

                  3.3 Delivery of Series A Stock Certificates and Warrants. As soon as practicable after each exercise of this Option, in whole or in part, and in any event within three (3) Business Days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof or, subject to
Section 10 hereof, as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct:

                           (a) a certificate or certificates  (with  appropriate
restrictive legends, as applicable) for the number of duly authorized, validly issued, fully paid and nonassessable shares of Series A Stock and Warrants to which the Holder shall be entitled upon exercise plus, in lieu of any fractional share to which the Holder would otherwise be entitled, all issuances of Series A Stock shall be rounded up to the nearest whole share; and for the number of Warrants to which the Holder is entitled upon exercise thereof.

                           (b) in case exercise is in part only, a new Option of
like tenor, dated the date hereof and calling in the aggregate on the face thereof for the number of Units on the face of this Option minus the number of Units designated by the Holder upon exercise as provided in Section 3.1 hereof (without giving effect to any adjustment thereof).

                  3.4 Company to Reaffirm Obligations. The Company will, at the time of each exercise of this Option, upon the written request of the Holder hereof, acknowledge in writing its continuing obligation to afford to the Holder all rights (including without limitation any rights to registration of the shares of Series A Stock issuable or issued upon exercise of this Option and the Warrants contained therein) to which the Holder shall continue to be entitled after exercise in accordance with the terms of this Option; provided, however, that if the Holder shall fail to make a request, the failure shall not affect the continuing obligation of the Company to afford the rights to such Holder.

         4. Adjustment of Series A Stock and Warrants Issuable Upon Exercise. The number shares of Common Stock into which the shares of Series A Stock are convertible and which are issuable upon the exercise of the Warrants shall be subject to be adjusted and re-adjusted from time to time as provided for in, respectively, the certificate of designations of the Series A Stock and the Warrant Certificate, each of which is attached as an exhibit to the confidential private offering memorandum of the Company, dated September 10, 2003 (the "PPM"), which PPM describes the Offering.

         5. Adjustments for Consolidation, Merger, Sale of Assets or Reorganization. In case the Company after the date hereof: (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation following the consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with the consolidation or merger, the Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Common Stock, then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Option, the Holder, upon the exercise hereof at any time after the consummation of the transaction, shall be entitled to receive (at the aggregate Unit Price in effect at the time of such consummation for all Common Stock and Warrants issuable upon exercise immediately prior to the consummation), in lieu of the Series A Stock and Warrants issuable upon exercise prior to the consummation, the greatest amount of securities, cash or other property to which the Holder would actually have been entitled as a common stockholder upon such consummation if the Holder had exercised the rights represented by this Option and the securities thereunder immediately prior thereto, subject to adjustments (subsequent to the consummation) as nearly equivalent as possible to the adjustments provided for in Sections 4 hereof.

         6. No Dilution or Impairment.

                  6.1 The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Option, but will at all times in good faith assist in the carrying out of all of the terms and in the taking of all actions necessary or appropriate in order to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company: (a) will not permit the par value of any shares of Series A Stock receivable upon the exercise of this Option (or the shares of Common Stock thereunder) to exceed the amount payable therefor upon exercise,
(b) will take all actions necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Series A Stock (or the shares of Common Stock thereunder) on the exercise of the Option and (c) will not take any action which results in any adjustment of the Unit Price if the total number of shares of Series A Stock (or the shares of Common Stock thereunder) issuable after the action upon the exercise of the Option would exceed the total number of shares of Series A Stock or Common Stock then authorized by the Company's certificate of incorporation and available for the purpose of issuance upon exercise.

                  6.2 The number of shares of Series A Stock issuable upon exercise of the Option may increase substantially in certain circumstances. The Company acknowledges that its obligation to issue shares of Series A Stock (or the shares of Common Stock thereunder) issuable upon exercise of the Option is binding upon it and enforceable regardless of the dilution that such issuance may have on the ownership interests of other stockholders.

         7. Chief Financial Officer's Report as to Adjustments. In the case of any adjustment or re-adjustment in the shares of Series A Stock (or the shares of Common Stock thereunder) issuable upon the exercise of this Option or the Warrants contained therein, the Company at its expense will promptly compute the adjustment or re-adjustment in accordance with the terms of this Option and Warrants and, if requested by the Holder, cause its Chief Financial Officer to certify the computation (other than any computation of the fair value of property as determined in good faith by the Board of Directors of the Company) and prepare a report setting forth the adjustment or re-adjustment and showing in reasonable detail the method of calculation thereof and the facts upon which the adjustment or re-adjustment is based, including a statement of: (a) the number of shares of Series A Stock and Common Stock outstanding or deemed to be outstanding and (b) the Unit Price in effect immediately prior to the deemed issuance or sale and as adjusted and re-adjusted (if required by Section 4 hereof) on account thereof and the number of shares issuable upon exercise of the Option. The Company will forthwith mail a copy of each report to the Holder and will, upon the written request at any time of the Holder, furnish to the Holder a like report setting forth the Unit Price at the time in effect and the number of shares issuable upon exercise of the Option and showing in reasonable detail how it was calculated. The Company will also keep copies of all reports at its office maintained pursuant to Section 11.2(a) hereof and will cause them to be available for inspection at the office during normal business hours upon reasonable notice by the Holder or any prospective purchaser of the Option designated by the Holder thereof.

         8. Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Series A Stock and Common Stock, free from all taxes, liens and charges with respect to the issue thereof and not be subject to preemptive rights or other similar rights of stockholders of the Company, solely for the purpose of effecting the exercise of the Option and Warrants contained therein (and the conversion of the Series A Stock contained therein), such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of the Option, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of the Option and Warrants contained therein, in addition to such other remedies as shall be available to Holder, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase the number of authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including without limitation, using its best efforts to obtain the requisite stockholder approval necessary to increase the number of authorized shares of the Company's Common Stock. All shares of Series A Stock (or the shares of Common Stock thereunder) issuable upon exercise of the Option and Warrants shall be duly authorized and, when issued upon exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable.

         9. Registration and Listing.

                  9.1 The Company shall file a  registration  statement with the
Securities and Exchange Commission (the "SEC") as soon as reasonably practicable following the conclusion of the Offering covering the resale of the shares of Common Stock issuable upon the conversion of the Series A Stock and the exercise of the Warrants issuable upon the exercise of this Option. In addition, the Company shall use reasonable efforts to have such registration statement declared effective by the Commission by no later than March 31, 2004 (the "Target Effective Date"), and to maintain the effectiveness of such registration statement until the third (3rd) anniversary of the closing of this Offering. In the event that the Company fails to have the Commission declare such registration statement effective by the Target Effective Date, then the dividend rate on the shares of Series A Stock receivable upon the exercise of this Option shall increase by 2% for each whole calendar month during which such registration statement is not declared effective by the SEC; provided however, that in no event shall the dividend rate exceed 20%. Upon the effectiveness of such registration statement, the dividend rate shall re-adjust to 11%. In addition to the foregoing, the Company furthermore grants to the Holder any additional "piggyback" or other registration rights granted to the investors in the Offering.

                  9.2 The Company shall secure the listing of the Common Stock underlying the Units upon each national securities exchange or automated quotation system upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain such listing of shares of Common Stock issued under the terms of the Option. The Company shall at all times comply in all respects with the Company's reporting, filing and other obligations under the by-laws or rules of the National Association of Securities Dealers, Inc. and the NASDAQ SmallCap Market (or such other national securities exchange or market on which the Common Stock may then be listed, as applicable).

                  9.3 The Company will prepare and file with the SEC such amendments and supplements to the registration statement (and the prospectus contained therein) referred to in Section 9.1 above as may be necessary to keep such registration statement effective until the sale of the securities registered thereunder, and shall comply with the provisions of the Securities Act of 1933, as amended (the "Act") with respect to the disposition of all securities owned by the Holder that are covered by such registration statement during such period in accordance with the intended methods of disposition by the Holder. The Company at its own expense will furnish to the Holder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the Holder may request in order to facilitate the disposition of the shares owned by the Holder.

                  9.4 The Company shall pay all expenses relating to the registration and listing obligations set forth in this Section 9.

         10. Restrictions on Transfer.

                  10.1 Restrictive Legends. This Option and each Option issued upon transfer or in substitution for this Option pursuant to Section 11, each certificate for Common Stock issued upon the exercise of the Option and each certificate issued upon the transfer of any such Common Stock shall be transferable only upon satisfaction of the conditions specified in this Section 10 and Section 11.4. Each of the foregoing securities shall be stamped or otherwise imprinted with a legend reflecting the restrictions on transfer set forth in Section 10 and Section 11.4 hereof and any restrictions required under the Act.

                  10.2 Notice of Proposed Transfer; Opinion of Counsel. Prior to any transfer of any securities which are not registered under an effective registration statement under the Act ("Restricted Securities"), the Holder will give written notice to the Company of the Holder's intention to affect a transfer and to comply in all other respects with this Section 10.2. Each notice
(a) shall describe the manner and  circumstances of the proposed  transfer,  and
(b) shall designate counsel for the Holder giving the notice (who may be in-house counsel for the Holder). The Holder giving notice will submit a copy thereof to the counsel designated in the notice. The following provisions shall then apply:

                           (i) If in the  opinion  of  counsel  for  the  Holder
reasonably satisfactory to the Company the proposed transfer may be effected without registration of Restricted Securities under the Act (which opinion shall state the basis of the legal conclusions reached therein), the Holder shall thereupon be entitled to transfer the Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. Each certificate representing the Restricted Securities issued upon or in connection with any transfer shall bear the restrictive legends required by Section 10.1 hereof.

                           (ii) If the  opinion  called  for in (i) above is not
delivered, the Holder shall not be entitled to transfer the Restricted Securities until either (x) receipt by the Company of a further notice from such Holder pursuant to the foregoing provisions of this Section 10.2 and fulfillment of the provisions of clause (i) above, or (y) such Restricted Securities have been effectively registered under the Act.

                           Notwithstanding  any other  provision of this Section
10, no opinion of counsel shall be necessary for a transfer of Restricted Securities by the holder thereof to any Person employed by or owning equity in the Holder, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if the transferee were the original purchaser hereof and such transfer is permitted under applicable securities laws.

                  10.3 Termination of Restrictions. The restrictions imposed by this Section 10 upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities: (a) which Restricted Securities shall have been effectively registered under the Act, or (b) when, in the opinions of both counsel for the holder thereof and counsel for the Company, such restrictions are no longer required in order to insure compliance with the Act or Section 11 hereof. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the Holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new securities of like tenor not bearing the applicable legends required by Section 10.1 hereof.

         11. Ownership, Transfer and Substitution of Option.

                  11.1 Ownership of Option. The Company may treat the person in whose name this Option is registered to in the Option Register maintained pursuant to Section 11.2(a) hereof as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Option is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Option for all purposes, notwithstanding any notice to the contrary. Subject to Section 10 hereof, this Option, if properly assigned, may be exercised by a new holder without a new Option first having been issued.

                  11.2 Office; Exchange of Option.

                           (a) The Company will maintain its principal office as
described in the PPM or such other offices as the Company notifies the holders of the Option.

                           (b) The Company  shall cause to be kept at its office
maintained pursuant to Section 11.2(a) hereof an Option Register for the registration and transfer of the Option. The names and addresses of the holder of the Option, the transfers thereof and the names and addresses of transferees of the Option shall be registered in such Option Register. The Person in whose name the Option shall be so registered shall be deemed and treated as the owner and holder thereof for all purposes of this Option, and the Company shall not be affected by any notice or knowledge to the contrary.

                           (c)  Upon  the  surrender  of this  Option,  properly
endorsed, for registration of transfer or for exchange at the office of the Company maintained pursuant to Section 11.2(a) hereof, the Company at its expense will (subject to compliance with Section 10 hereof, if applicable) execute and deliver to or upon the order of the Holder thereof a new Option of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face thereof for the number of Units called for on the face of the Option so surrendered.

                  11.3 Replacement of Option. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Option and, in the case of any such loss, theft or destruction of the Option, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any mutilation, upon surrender of the Option for cancellation at the office of the Company maintained pursuant to
Section 11.2(a) hereof, the Company at its expense will execute and deliver, in lieu thereof, a new Option of like tenor and dated the date hereof.

         12. No Rights or Liabilities as Stockholder. No Holder shall be entitled to vote or receive dividends or be deemed the holder of any shares of Series A Stock or Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Option shall have been exercised and the shares of Common Stock purchasable upon t1he exercise hereof shall have become deliverable, as provided herein. The Holder will not be entitled to share in the assets of the Company in the event of a liquidation, dissolution or the winding up of the Company.

         13. Notices. Any notice or other communication in connection with this Option shall be deemed to be given if in writing (or in the form of a facsimile) addressed as hereinafter provided and actually delivered at said address: (a) if to any Holder, at the registered address of such holder as set forth in the Option Register kept at the office of the Company maintained pursuant to Section 11.2(a) hereof, or (b) if to the Company, to the attention of its Chief Financial Officer at its office maintained pursuant to Section 11.2(a) hereof; provided, however, that the exercise of the Option shall be effective in the manner provided in Section 3 hereof.

         14. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the issuance of shares of Common Stock underlying this Option upon exercise of this Option; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificate for shares of Common Stock underlying this Option in a name other that of the Holder. The Holder is responsible for all other tax liability that may arise as a result of holding or transferring this Option or receiving shares of Common Stock underlying this Option upon exercise hereof.

         15. Miscellaneous. This Option and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. This Option shall be construed and enforced in accordance with and governed by the laws of the State of New York. The section headings in this Option are for purposes of convenience only and shall not constitute a part hereof.

         IN WITNESS WHEREOF, the Company has caused this Placement Agent Units Purchase Option to be duly executed as of the date first above written.


                          WHITEWING ENVIRONMENTAL CORP.



                          By: ______________________________________________
                              Name: Norman Raben
                              Title: Executive Vice President and Secretary

                                    EXHIBIT A

                             FORM OF EXERCISE NOTICE

                 [To be executed only upon conversion of Option]


To WHITEWING ENVIRONMENTAL CORP.:

         The undersigned registered holder of the within Option hereby irrevocably exercises the Option pursuant to Section 3.1 of the Option with respect to __________(1) Units, at an exercise price per Unit of $____, which the holder would be entitled to receive upon the cash exercise hereof, and requests that the certificates for the shares and Warrants be issued in the name of, and delivered to, whose address is:


Dated: _______________


                            ---------------------------------------------------
                            Print or Type Name

                            ---------------------------------------------------
                            (Signature must conform in all respects to name of holder as specified on the face of Option)

                            ---------------------------------------------------
                            (Street Address)

                            ---------------------------------------------------
                            (City) (State) (Zip Code)






-----------------------
(1) Insert here the number Units on the face of this Option (or, in the case of a partial exercise, the portion thereof as to which this Option is being exercised), in either case without making any adjustment of shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Option, may be delivered upon exercise. In the case of a partial exercise, a new Option will be issued and delivered, representing the unconverted portion of the Option, to the holder surrendering the Option.

                                    EXHIBIT B

                               FORM OF ASSIGNMENT

                  [To be executed only upon transfer of Option]

         For value received, the undersigned registered holder of the within Option hereby sells, assigns and transfers unto _____________________ the right represented by the Option to purchase __________(1) Units of WHITEWING
ENVIRONMENTAL CORP. to which the Option relates, and appoints _____________________ Attorney to make such transfer on the books of WHITEWING ENVIRONMENTAL CORP. maintained for the purpose, with full power of substitution in the premises.


Dated:                                  ________________________________________
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of Option)

                                        ----------------------------------------
                                        (Street Address)

                                        ----------------------------------------
                                        (City) (State) (Zip Code)

Signed in the presence of:

                                        ----------------------------------------
                                        (Signature of Transferee)

                                        ----------------------------------------
                                        (Street Address)

                                        ----------------------------------------
                                        (City) (State) (Zip Code)
Signed in the presence of:

-----------------------
(1) Insert here the number Units on the face of this Option (or, in the case of a partial exercise, the portion thereof as to which this Option is being exercised), in either case without making any adjustment of shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Option, may be delivered upon exercise. In the case of a partial exercise, a new Option will be issued and delivered, representing the unconverted portion of the Option, to the holder surrendering the Option.